Exhibit (c)(8)

 Project Titan | Illustrative Combination AnalysisJuly 2020  Preliminary draft for illustrative purposes only – All projections are WIP  CONFIDENTIAL and Proprietary to Navistar | Do not copy or distribute  NYSE: NAV

Preliminary draft for illustrative purposes only – All projections are WIP

# Key Observations on the TRATON Acquisition of Navistar

## *Based on Acquisition Purchase Price of $50 - $60 Per Share, Management Forecast and Low-End Synergies*

| | |
|---|---|
| **Strategic Rationale** | ▪ Navistar is Traton's primary avenue to create the world's leading commercial vehicle platform<br>▪ One-of-a-kind platform to launch new products and technologies into US market<br>▪ Drive significant additional cost synergies, leveraging strong partnership created by Alliance<br>▪ Acquisition of Navistar is an explicit pillar of Traton investor case and is widely expected by the market<br>▪ Positive investor response would facilitate partial selldown of VW stake at a more attractive valuation ~6-12 months post transaction |
| **Financial Profile** | ▪ Accelerates Traton's revenue and earnings growth outlook through 2023<br>▪ Improves Traton's EBIT margins by ~70 basis points by 2023, before synergies (~110 basis points including synergies) |
| **EPS Impact** | ▪ Acquisition is over 11% EPS accretive in the first full year of combination (2022) before any synergies<br>▪ Over 17% accretive including low-end cost and revenue synergy estimates |
| **Return on Invested Capital** | ▪ Year 3 ROIC estimated at ~10-11%<br>▪ Year 5 ROIC estimated at ~12-13% |
| **Balance Sheet Impact** | ▪ Traton is likely to preserve its investment grade rating, with some risk of a one-notch downgrade if the transaction is all debt financed<br>▪ Pro forma net leverage >2.5x at year-end 2021, returning to ~1.0x by 2023, based on a fully debt financed transaction<br>▪ Use of equity funding (either as consideration or via an offering) could be considered to further strengthen pro forma balance sheet, but Traton / VW likely reticent to issue at its current stock price |
| **Key Issues** | ▪ Takeover premium implied by purchase prices of $50-60 per share (58-89% premium to current price[(1)])<br>▪ Elevated transaction EBITDA multiples versus comparable transactions at $50 - $60 per share purchase price<br>– Multiple of 2021E EBITDA pre-synergies: 14.4x – 16.1x<br>– Multiple of 2021E EBITDA with low-end run-rate synergies: 8.3x – 9.3x<br>▪ Traton perspective on synergies and amount that they are willing to commit to with investors<br>▪ Traton is likely to base their analysis on a haircut to the management case<br>▪ Volkswagen has several other capital projects, some of which may be more strategically important |

**We have reviewed the transaction pro formas based on both the Management Forecast and a Wall Street research consensus case for Navistar.**

(1) Based on Navistar's share price of $31.72 as of 7/29/20.

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*Preliminary draft for illustrative purposes only – All projections are WIP*

# Sources and Uses / Key Assumptions

## Key Assumptions

- Assumes TRATON acquires the remaining 83% of Navistar for 100% cash
- Navistar's manufacturing and financial services debt refinanced at interest rates of 2.25% and 3.0%, respectively
  - TRATON bonds currently yield 1.5%
- Assumes $425mm of run-rate synergies comprised of $265mm of cost synergies and $160mm of earnings on revenue synergies of $951mm with phase-in period and cost to achieve synergies per Navistar management estimates
  - Run-rate cost synergies achieved in 2025; run-rate revenue synergies achieved in 2029
  - Represents low end of Navistar management synergy estimates and excludes balance sheet and captive finance synergies
  - Run-rate represents 5.4% of 2021E Navistar Manufacturing revenue
- Navistar projections per Management Forecast
- TRATON projections per Wall Street research consensus
- Analysis excludes any potential transaction-related amortization
- Assumes 12/31/20 transaction close

## Illustrative Sources and uses @ $55 per Share

*($ in millions)*

| Sources | |
|---|---|
| New TRATON Debt Raised | $6,516 |
| Rolled NAV Pension and OPEB | 2,100 |
| NAV Existing Balance Sheet Cash | 1,400 |
| TRATON Excess Balance Sheet Cash[1] | 333 |
| **Total Sources** | **$10,349** |

| Uses | |
|---|---|
| Acquire 83% of NAV Equity @ $55/share | $4,583 |
| Refinance NAV Industrial Debt | 3,537 |
| Assumption of NAV Pension and OPEB | 2,100 |
| Breakage Costs on NAV Industrial Debt[2] | 79 |
| Transaction Fees and Expenses | 50 |
| **Total Uses** | **$10,349** |

Source: Company Filings, Navistar Management Projections, Wall Street Research, Capital IQ.
Note: Based on projected December 31st, 2020 balance sheet. Market data as of 7/29/20. EUR / USD exchange rate of 1.18.
(1) Assumes TRATON minimum cash balance of €2.0bn as of YE 2020.
(2) Based on 107.125% redemption price on Navistar 9.5% Notes due 2025 triggered by a TRATON acquisition and 3.313% make-whole value on Navistar 6.625% Notes due 2025 beginning 11/20/20.

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# Pro Forma TRATON Financial Profile

## *Based on Navistar Management Forecast*

### 2021E – 2023E Industrial Revenue CAGR



3.9%
8.4%
8.6%
Standalone
Pro Forma
Pro Forma + Revenue Synergies

### 2021E – 2023E Industrial EBITDA CAGR



12.3%
19.6%
20.7%
21.1%
Standalone
Pro Forma
Pro Forma + Cost Synergies
Pro Forma + Cost and Revenue Synergies

### 2021E – 2023E EPS CAGR



20.4%
42.2%
43.5%
44.3%
Standalone
Pro Forma
Pro Forma + Cost Synergies
Pro Forma + Cost and Revenue Synergies

### 2021E – 2023E Industrial EBITDA Margin



10.2%
9.6%
9.4%
11.5%
11.0%
10.7%
11.9%
11.9%
11.5%
2021E
2022E
2023E
Standalone
Pro Forma
Pro Forma + Cost and Revenue Synergies

### 2021E – 2023E Industrial EBIT Margin



5.1%
5.2%
5.1%
6.6%
7.0%
6.7%
7.0%
8.1%
7.7%
2021E
2022E
2023E
Standalone
Pro Forma
Pro Forma + Cost and Revenue Synergies

Source: Company Filings, Navistar Management Projections, Wall Street Research, Capital IQ.
Note: Based on projected December 31st, 2020 balance sheet. Market data as of 7/29/20. EUR / USD exchange rate of 1.18. Assumes Navistar's low run-rate cost synergy estimate of $265mm and low run-rate earnings on revenue synergy estimate of $160mm, including cost to achieve synergies and phase-in period, per management estimates. Revenue synergies do not begin phase-in until 2022E and exclude captive finance synergies.

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# Pro Forma Leverage Impact on TRATON

## Navistar Management Case

**2022E PF Net Leverage[1]**
*Standalone Current Leverage = 0.9x*

| Run-Rate Synergies ($mm) | NAV Acquisition Stock Price: $50.00 | $55.00 | $60.00 |
|---|---|---|---|
| – | 1.6x | 1.7x | 1.8x |
| $265[2] | 1.5x | 1.6x | 1.7x |
| $425[3] | 1.5x | 1.6x | 1.7x |

**2023E PF Net Leverage[1]**
*Standalone Current Leverage = 0.8x*

| Run-Rate Synergies ($mm) | NAV Acquisition Stock Price: $50.00 | $55.00 | $60.00 |
|---|---|---|---|
| – | 1.0x | 1.1x | 1.2x |
| $265[2] | 0.9x | 1.0x | 1.1x |
| $425[3] | 0.9x | 1.0x | 1.1x |

## Navistar Consensus Case

**2022E PF Net Leverage[1]**
*Standalone Current Leverage = 0.9x*

| Run-Rate Synergies ($mm) | NAV Acquisition Stock Price: $50.00 | $55.00 | $60.00 |
|---|---|---|---|
| – | 1.8x | 1.9x | 2.0x |
| $265[2] | 1.7x | 1.8x | 1.9x |
| $425[3] | 1.7x | 1.8x | 1.9x |

**2023E PF Net Leverage[1]**
*Standalone Current Leverage = 0.8x*

| Run-Rate Synergies ($mm) | NAV Acquisition Stock Price: $50.00 | $55.00 | $60.00 |
|---|---|---|---|
| – | 1.2x | 1.3x | 1.4x |
| $265[2] | 1.1x | 1.2x | 1.3x |
| $425[3] | 1.1x | 1.2x | 1.3x |

Source: Company Filings, Navistar Management Projections, Wall Street Research, Capital IQ.
Note: Based on projected December 31st, 2020 balance sheet. Market data as of 7/29/20. EUR / USD exchange rate of 1.18.
(1) Includes tax-affected pension & OPEB.
(2) Assumes Navistar's low run-rate cost synergy estimate range, including cost to achieve synergies and phase-in period, per management estimates.
(3) Assumes Navistar's low run-rate cost synergy estimate of $265mm and low run-rate earnings on revenue synergy estimate of $160mm, including cost to achieve synergies and phase-in period, per management estimates. Revenue synergies do not begin phase-in until 2022E and exclude captive finance synergies.

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# Pro Forma Accretion / Dilution Impact on TRATON

## Navistar Management Case

### 2022E EPS Acc/Dil (%)

| Run-Rate Synergies ($mm) | NAV Acquisition Stock Price $50.00 | $55.00 | $60.00 |
|---|---|---|---|
| – | 12.7% | 12.2% | 11.4% |
| $265 (1) | 18.0% | 17.4% | 16.6% |
| $425 (2) | 18.5% | 18.0% | 17.2% |

### 2023E EPS Acc/Dil (%)

| Run-Rate Synergies ($mm) | NAV Acquisition Stock Price $50.00 | $55.00 | $60.00 |
|---|---|---|---|
| – | 28.3% | 27.6% | 27.2% |
| $265 (1) | 35.7% | 35.0% | 34.6% |
| $425 (2) | 37.1% | 36.4% | 36.0% |

## Navistar Consensus Case

### 2022E EPS Acc/Dil (%)

| Run-Rate Synergies ($mm) | NAV Acquisition Stock Price $50.00 | $55.00 | $60.00 |
|---|---|---|---|
| – | 0.2% | (0.4%) | (1.2%) |
| $265 (1) | 5.4% | 4.9% | 4.1% |
| $425 (2) | 6.0% | 5.5% | 4.6% |

### 2023E EPS Acc/Dil (%)

| Run-Rate Synergies ($mm) | NAV Acquisition Stock Price $50.00 | $55.00 | $60.00 |
|---|---|---|---|
| – | 13.9% | 13.2% | 12.8% |
| $265 (1) | 21.3% | 20.6% | 20.2% |
| $425 (2) | 22.7% | 22.0% | 21.6% |

Source: Company Filings, Navistar Management Projections, Wall Street Research, Capital IQ.
Note: Based on projected December 31st, 2020 balance sheet. Market data as of 7/29/20. EUR / USD exchange rate of 1.18.
(1) Assumes Navistar's low run-rate cost synergy estimate range, including cost to achieve synergies and phase-in period, per management estimates.
(2) Assumes Navistar's low run-rate cost synergy estimate of $265mm and low run-rate earnings on revenue synergy estimate of $160mm, including cost to achieve synergies and phase-in period, per management estimates. Revenue synergies do not begin phase-in until 2022E and exclude captive finance synergies.

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 NAV Acquisition Stock Price$50.00 $55.00 $60.00    Run-Rate Synergies ($mm)  –(3)$265(4)$425  3.8%  3.6%  3.4%      4.7%  4.4%  4.2%      4.8%  4.5%  4.3%          NAV Acquisition Stock Price$50.00 $55.00 $60.00    Run-Rate Synergies ($mm)  –  6.3%  6.0%  5.7%    $265 (3)  7.7%  7.3%  6.9%    (4)$425  8.0%  7.5%  7.1%          Based on Navistar Net Operating Profit After Tax, divided by Acquisition Transaction Enterprise Value(1,2)  Illustrative ROIC Analysis  Source: Company Filings, Navistar Management Projections, Wall Street Research, Capital IQ.Note: Based on projected December 31st, 2020 balance sheet. Market data as of 7/29/20. EUR / USD exchange rate of 1.18.NOPAT is calculated before non-service pension expense. Assumes tax rate of 27% per management estimates.Transaction TEV includes net debt of $2,135mm, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $28mm as per 2020 Q2 filing; Post tax underfunded pension and OPEB of $1,659mm (assumes tax rate of 21%,pre-tax underfunded pension of $1,300mm and pre-tax underfunded OPEB of $800mm as of 04/30/20); PV of NOLs of $300mm.Assumes Navistar’s low run-rate cost synergy estimate of $265mm, including cost to achieve synergies and phase-in period, per management estimates.Assumes Navistar’s low run-rate cost synergy estimate of $265mm and low run-rate earnings on revenue synergy estimate of $160mm, including cost to achieve synergies and phase-in period, permanagement estimates. Analysis excludes captive finance synergies.    Preliminary draft for illustrative purposes only – All projections are WIP  Year 3 ROIC (2023E)  Navistar Management Case  Navistar Consensus Case  Year 2 ROIC (2022E)  NAV Acquisition Stock Price$50.00 $55.00 $60.00            Run-Rate Synergies ($mm)  –  6.3%  6.0%  5.7%    $265 (3)  7.2%  6.8%  6.5%    $425 (4)  7.3%  6.9%  6.6%  NAV Acquisition Stock Price$50.00 $55.00 $60.00            Run-Rate Synergies ($mm)  –  9.4%  8.9%  8.4%    (3)$265  10.8%  10.2%  9.7%    $425 (4)  11.1%  10.5%  9.9%  Year 5 ROIC (2025E)  NAV Acquisition Stock Price$50.00 $55.00 $60.00            Run-Rate Synergies ($mm)  –  10.2%  9.7%  9.2%    (3)$265  12.5%  11.8%  11.2%    $425 (4)  13.2%  12.4%  11.8%  NYSE: NAV  7  CONFIDENTIAL and Proprietary to Navistar | Do not copy or distribute  Year 3 ROIC (2023E)  Year 2 ROIC (2022E)

Preliminary draft for illustrative purposes only – All projections are WIP

# Navistar Acquisition Matrix (With and Without Run-Rate Synergies)

## *Based on Navistar Management Forecast*

| *($ in millions, except per share)* | Metric | | | |
|---|---|---|---|---|
| **Navistar Share Price** | | **$50.00** | **$55.00** | **$60.00** |
| *Premium to Current of $31.72 as of 7/29/20* | | *57.6%* | *73.4%* | *89.2%* |
| *Premium to 3-month VWAP of $23.79* [1] | | *110.2%* | *131.2%* | *152.2%* |
| FDSO (mm) | | 100.7 | 100.9 | 101.0 |
| **Implied Equity Value** | | **$5,037** | **$5,547** | **$6,058** |
| Plus: Industrial Net Debt and Other [2] | | 3,373 | 3,373 | 3,373 |
| **Implied Enterprise Value** | | **$8,410** | **$8,920** | **$9,431** |
| Less: Book Value of FinCo Equity | | (617) | (617) | (617) |
| **Implied Manufacturing Enterprise Value** | | **$7,793** | **$8,303** | **$8,814** |
| **Valuation Multiples** | | | | |
| **TEV / EBITDA** | **Metric** | | | |
| 2019A | $882 | 9.5x | 10.1x | 10.7x |
| 2019A (Incl. $425mm Run-Rate Synergies) [3] | 1,307 | 6.4x | 6.8x | 7.2x |
| 2020E | $300 | 28.0x | 29.7x | 31.4x |
| 2020E (Incl. $425mm Run-Rate Synergies) [3] | 725 | 11.6x | 12.3x | 13.0x |
| 2021E | $585 | 14.4x | 15.2x | 16.1x |
| 2021E (Incl. $425mm Run-Rate Synergies) [3] | 1,010 | 8.3x | 8.8x | 9.3x |
| **Manufacturing TEV / Manufacturing EBITDAPO** | | | | |
| 2019A | $810 | 9.6x | 10.3x | 10.9x |
| 2019A (Incl. $425mm Run-Rate Synergies) [3] | 1,235 | 6.8x | 7.2x | 7.6x |
| 2020E | $227 | 34.3x | 36.5x | 38.8x |
| 2020E (Incl. $425mm Run-Rate Synergies) [3] | 652 | 12.9x | 13.7x | 14.5x |
| 2021E | $535 | 14.6x | 15.5x | 16.5x |
| 2021E (Incl. $425mm Run-Rate Synergies) [3] | 960 | 8.8x | 9.3x | 9.8x |

Source: Company Filings, Navistar Management Projections.
Note: Based on Q2 2020 balance sheet ending 4/30/20.
(1) 3-month VWAP represents 90-business days.
(2) Net debt of $2,038mm, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $28mm as per 2020 Q2 filing; Post tax underfunded pension and OPEB of $1,659mm (assumes tax rate of 21%, pre-tax underfunded pension of $1,300mm and pre-tax underfunded OPEB of $800mm as of 04/30/20); PV of NOLs of $300mm
(3) Assumes Navistar's low run-rate cost synergy estimate of $265mm and low run-rate earnings on revenue synergy estimate of $160mm, including cost to achieve synergies and phase-in period, per management estimates. Excludes captive finance synergies.

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# TRATON – Historical share price and key events since the IPO

## Share price performance since IPO – June 28, 2019


(indexed to 100)
Traton
Navistar
DAX
150
125
100
75
50
25
0
Jun-19
Oct-19
Jan-20
Apr-20
Jul-20
3.4%
(7.9%)
(32.1%)
June 28, 2019: IPO on Stockholm Stock Exchange at €27 / share (€13.5bn valuation)
October 1, 2019: Lowest U.S. PMI in 10yrs, triggers sell-off
November 11 2019: Traton price stabilizes around €25
January 30, 2020: Traton submits bid for Navistar at $35 / share (~$2.9bn) valuation
September 5, 2019: Traton listed on Frankfurt Stock Exchange
March 11,2020: WHO declares COVID-19 a global pandemic
July 7, 2020: CEO Andres Renschler to step down immediately, will be succeeded by Matthias Grundler

## Commentary

- Traton offered 500 million shares (11.5%) to the market on June 28, 2019 and raised €1.55bn
- Since September 5th, Traton now trades on both the Stockholm Stock Exchange, and the Frankfurt Stock Exchange
- Traton submitted a proposal to acquire all outstanding shares of Navistar not already owned by Traton at a price of ~$2.9bn (i.e. $35 per Navistar share), in an all-cash deal on January 30, 2020
- Meaningful differences in financial performance between Scania and MAN has been a significant factor in underwhelming share price performance since the IPO
- MAN is also committed to launching a new truck generation into the market during an imminent negative cycle (coupled with the impact of COVID-19) and management indicated MAN would suffer from high costs and poor profitability for the next year at least
- On July 7th, 2020 the Traton Supervisory Board announced the dismissal of Andreas Renschler as the CEO and he was succeeded by Matthias Grundler

## Traton ownership summary


Free float
10%
Volkswagen
90%

Source: Equity research, press releases; Factset as of 7/29/2020.

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# TRATON – Equity capital market observations

- At present (without a Navistar transaction), VW could do a smaller secondary offering of Traton shares (approximately €500 million)
  - ~5.6% of Traton's current market capitalization of ~€8.9bn as of 07/29/2020
- Access to a broader equity transaction is constrained by the following themes
  - Limitation on float
  - Lack of cogent equity story
  - Poor performance of MAN since IPO
  - New management team has yet to unveil strategic initiatives
- **A ~15 – 20% accretive Navistar transaction may incrementally increase the amount of shares that VW could issue in the secondary market by providing an improved equity story**
  - Improved market share in highly profitable North American market
  - Significantly improved margin and cash flow profile
  - Meaningful step in "Global Champion" strategy announced at Traton IPO
- Post a Navistar transaction, Traton's will continue to trade at a discount to Volvo
- Traton will need to execute on a number of priorities to justify a re-rating back to €27 IPO price
  - Navistar acquisition
  - MAN profitability improvements
  - Alterative propulsion / autonomous technologies
  - Global partnerships (Sinotruk / Hino)

Source: Factset as of 7/29/2020.

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                 Peer benchmarking  Source: Company filings, equity research, Navistar Management Projections.Note: FX rate 1.17 EUR / USD; .115 SEK / USD; All breakdowns per latest annual filing.         Total geographic split by revenue                North America 25%  South America 10%  Europe 49%  Other 16%                  Europe 39%  North America 33%  Africa and Ocenia6%South America 9%  Asia 13%              Europe 66%  South America 13%  Other 21%  /            Preliminary draft for illustrative purposes only – All projections are WIP  FY2019 metrics  Key financials($bn)        Key operatingdata  Truck & Bus units sold (000s)  Total revenue  Total EBIT margin  Truck & Bus revenue  2017-2019 CAGR        Truck & Bus unit sales growth  Adj. TEV / 2021E EBITDAPO        2021 tradingmultiples  NYSE: NAV  11  CONFIDENTIAL and Proprietary to Navistar | Do not copy or distribute  Price / 2021Eearnings  242    329    243  $31.5bn    $42.7bn    $49.7bn            $20.3bn    $28.9bn    $35.4bn            7.0%    6.9%    11.5%            8.7%    12.1%    7.0%            3.4x    -    6.4x            11.1x    -    14.6x

Preliminary draft for illustrative purposes only – All projections are WIP

# Illustrative TRATON standalone share price at deal announcement

$mm, expect per share data

## TRATON standalone at announcement

| Current trading multiple | | Current trading multiple | |
|---|---|---|---|
| **Traton adj. TEV / 2021E EBITDAPO** | **3.4x** | **Volvo TEV / 2021E EBITDAPO** | **6.4x** |
| Traton adj. 2021E EBITDAPO | $2,783 | Traton adj. 2021E EBITDAPO | $2,783 |
| **Adj. firm value** | **$9,576** | **Implied adj. firm value** | **$17,813** |
| Industrial net debt & other[(1)] | $995 | Industrial net debt & other[(1)] | $995 |
| **Equity value** | **$10,571** | **Implied equity value** | **$18,808** |
| Diluted shares outstanding (mm) | 500.0 | Diluted shares outstanding (mm) | 500.0 |
| **Current price per share ($)** | **$21.14** | **Implied price per share ($)** | **$37.62** |
| **Current price per share (€)** | **€17.96** | **Implied price per share (€)** | **€31.95** |

## Share price sensitivity to multiple expansion

| Adj. TEV / 2021E EBITDAPO | |
|---|---|
| 3.4x | €17.96 |
| 4.0x | €20.60 |
| 4.5x | €22.96 |
| 5.0x | €25.43 |
| 5.5x | €27.69 |
| 6.0x | €30.06 |
| 6.4x | €31.95 |
| 7.0x | €34.78 |

*~15-20% share price increase which is in line with illustrative 2022E EPS accretion*

Current price per share

Approximate IPO price per share

Source: Company filings, press releases; Factset as of 7/29/2020.
Note: FX rate: EUR / USD = 1.18.
(1) Net debt of $191mm, minority interest of $306mm, investment in associates of $1,655mm, Finco book equity of $1,143mm; Post tax underfunded pension and OPEB of $1,307mm

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*Preliminary draft for illustrative purposes only – All projections are WIP*

# Illustrative TRATON share price pro forma for Navistar transaction

**$mm, expect per share data**

## TRATON PF for Navistar (100% cash consideration @ $55 per share)

| | 2022E Traton multiple | Assuming Traton keeps current share price |
|---|---|---|
| **Implied PF adj. TEV / 2022E EBITDAPO** | **2.9x** | **3.8x** |
| PF adj. 2022E EBITDAPO[(1)] | $4,314 | $4,314 |
| **Adj. firm value** | **$12,511** | **$16,459** |
| Industrial net debt & other[(2)] | ($5,888) | |
| **Equity value** | **$6,623** | **$10,571** |
| Diluted shares outstanding (mm) | 500.0 | |
| **Price per share ($)** | **$13.25** | **$21.14** |
| **Price per share (€)** | **€11.25** | **€17.96** |

| | 2022E Volvo multiple | 2021E Volvo multiple |
|---|---|---|
| **Volvo TEV / EBITDAPO** | **4.4x** | **6.4x** |
| PF adj. 2022E EBITDAPO[(1)] | $4,314 | $4,314 |
| **Implied adj. firm value** | **$18,982** | **$27,610** |
| Industrial net debt & other[(2)] | ($5,888) | |
| **Implied equity value** | **$13,094** | **$21,722** |
| Diluted shares outstanding (mm) | 500.0 | |
| **Implied price per share ($)** | **$26.19** | **$43.44** |
| **Implied price per share (€)** | **€22.24** | **€36.90** |

## Share price sensitivity to multiple expansion

| Adj. TEV / 2022E EBITDAPO | Share price |
|---|---|
| 2.9x | €11.25 |
| 3.4x | €15.21 |
| 3.8x | €17.96 |
| 4.5x | €22.97 |
| 5.0x | €26.64 |
| 5.5x | €30.30 |
| 6.0x | €33.96 |
| 6.4x | €36.90 |
| 7.0x | €41.29 |

Current price per share — 2021E Traton multiple — Approximate IPO price per share

Source: Company filings, press releases; Factset as of 7/29/2020.
Note: FX rate: EUR / USD = 1.18.
(1) Assumes Navistar's low-run revenue synergy estimate of $951mm and Navistar's low run-rate cost synergy estimate of $265mm and low run-rate earnings on revenue of synergy estimate of $160mm, including cost to achieve synergies and phase-in period, per management estimates. $118mm of synergies phased-in and applied to 2022E.
(2) PF net debt of $4,974mm, minority interest of $306mm, investment in associates of $1,655mm, Finco book equity of $1,143mm; Post tax underfunded pension and OPEB of $3,407mm

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Preliminary draft for illustrative purposes only – All projections are WIP

# What has to be true for TRATON to trade at Volvo multiple?

- Meaningfully improve market share in the highly profitable N.A. truck market
- Significantly increase profitability, margin and cash flow profile
- Increase product offering to compete with the strong Volvo extensive portfolio
- Increase alternative propulsion technology presence to compete with Volvo electric trucks and fuel cell systems
- Expand global production footprint (particularly in N.A. and APAC)
- Improve MAN profitability to be more in-line with Scania and diversify MAN's over-reliance on the German market
- The limited ~10.0% free float at Traton today (only ~€0.9bn of market cap) must grow; it is a major obstacle for prospective long-term investors looking to justify a position in Traton

Source: Company filings, press releases; Factset as of 7/29/2020.
Note: FX rate: EUR / USD = 1.18.

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 APPENDIX

Preliminary draft for illustrative purposes only – All projections are WIP

# TRATON Financial Assumptions

## TRATON Financial Summary Forecast

*(€ in millions)*

| | 2020E | 2021E | 2022E | 2023E | '20E - '23E CAGR |
|---|---|---|---|---|---|
| Scania | € 10,934 | € 12,286 | € 12,871 | € 13,191 | 6.5% |
| MAN | 8,997 | 10,163 | 10,715 | 11,014 | 7.0% |
| VWCO | 1,001 | 1,099 | 1,180 | 1,214 | 6.6% |
| Other | ( 317) | ( 316) | ( 316) | ( 316) | |
| **Industrial Sales** | **€ 20,615** | **€ 23,232** | **€ 24,450** | **€ 25,103** | **6.8%** |
| Financial Services | 823 | 814 | 804 | 880 | |
| Consolidation | ( 392) | ( 392) | ( 392) | ( 392) | |
| **Group Sales** | **€ 21,046** | **€ 23,654** | **€ 24,862** | **€ 25,591** | **6.7%** |
| *% Growth* | *(21.8%)* | *12.4%* | *5.1%* | *2.9%* | |
| Scania | € 723 | € 1,203 | € 1,351 | € 1,442 | 25.9% |
| MAN | ( 415) | 209 | 452 | 502 | NM |
| VWCO | ( 54) | ( 24) | ( 6) | 0 | NM |
| Other | ( 150) | ( 200) | ( 181) | ( 180) | |
| **Industrial Adj. EBIT** | **€ 104** | **€ 1,188** | **€ 1,616** | **€ 1,764** | **NM** |
| *% Margin* | *0.5%* | *5.1%* | *6.6%* | *7.0%* | |
| Financial Services | 108 | 132 | 135 | 148 | |
| Consolidation | NA | ( 1) | NA | NA | |
| **Group Adj. EBIT** | **€ 212** | **€ 1,319** | **€ 1,751** | **€ 1,912** | **NM** |
| *% Growth* | *(88.7%)* | *522.2%* | *32.8%* | *9.2%* | |
| Industrial D&A | 1,122 | 1,177 | 1,202 | 1,219 | |
| **Group Adj. EBITDA** | **€ 1,334** | **€ 2,496** | **€ 2,953** | **€ 3,131** | **32.9%** |
| *% Margin* | *6.3%* | *10.6%* | *11.9%* | *12.2%* | |
| Industrial Capex | 1,399 | 1,381 | 1,334 | 1,294 | |
| *% of Industrial Revenue* | *6.8%* | *5.9%* | *5.5%* | *5.2%* | |
| Industrial Change in Working Capital | ( 800) | 600 | 61 | 33 | |
| Tax Rate | *27.0%* | *27.0%* | *27.0%* | *27.0%* | |

## TRATON BALANCE SHEET ASSUMPTIONS (BASED ON 12/31/20E)

*(€ in millions)*

| | | | |
|---|---|---|---|
| Industrial Net Debt[1] | € 1,375 | Investments in Associates | € 1,406 |
| After Tax Pension | 1,110 | Fully Diluted Shares Outstanding (mm) | 500 |
| Minority Interest | 260 | Tax Rate | 27.0% |
| Financial Services Book Value of Equity | 971 | | |

Source: Company filings, Wall Street Research.
Note: Market data as of 7/29/20.
(1) Based on equity research post-June 2020 senior secured Notes offering.

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# Illustrative Pro Forma Acquisition Analysis (Navistar Management Forecast)

## Assumes $55/NAV Share Transaction with 100% Cash Funding and $425mm of Synergies

($ in millions)

| Sources | |
|---|---|
| New TRATON Debt Raised | $6,516 |
| Rolled NAV Pension and OPEB | 2,100 |
| NAV Existing Balance Sheet Cash | 1,400 |
| TRATON Existing Balance Sheet Cash(1) | 333 |
| **Total Sources** | **$10,349** |

| Uses | |
|---|---|
| Acquire 83% of NAV Equity @ $55/share | $4,583 |
| Refinance NAV Industrial Debt | 3,537 |
| Assumption of NAV Pension and OPEB | 2,100 |
| Breakage Costs on NAV Industrial Debt(2) | 79 |
| Transaction Fees and Expenses | 50 |
| **Total Uses** | **$10,349** |

### Income Statement Contribution

| | Standalone 2020E | PF2020E | 2021E | 2022E | 2023E |
|---|---|---|---|---|---|
| TRATON Industrial Revenue | $24,262 | $24,262 | $27,342 | $28,775 | $29,543 |
| NAV Manufacturing Revenue | – | 7,134 | 7,879 | 10,376 | 11,843 |
| **(+) Synergies(3)** | – | – | – | **51** | **161** |
| Total Industrial Revenue | $24,262 | $31,396 | $35,221 | $39,202 | $41,547 |
| % Growth | (8.3%) | 29.4% | 12.2% | 11.3% | 6.0% |
| TRATON Industrial EBITDA | 1,443 | 1,443 | 2,783 | 3,316 | 3,511 |
| NAV Manufacturing EBITDAPO | – | 227 | 535 | 880 | 1,239 |
| **(+) Synergies(3)** | – | – | **53** | **118** | **193** |
| PF Synergized Industrial EBITDA | $1,443 | $1,670 | $3,372 | $4,314 | $4,942 |
| % Margin | 5.9% | 5.3% | 9.6% | 11.0% | 11.9% |
| PF Consolidated Synergized EBIT(4) | $250 | $410 | $2,062 | $2,989 | $3,618 |
| % Margin | 1.0% | 1.3% | 5.9% | 7.6% | 8.7% |
| (-) Net Interest Expense From Industrial Debt(5) | (36) | (159) | (144) | (110) | (67) |
| (-) Net Interest Expense From Financial Services Debt(5) | (427) | (482) | (482) | (482) | (482) |
| (-)Taxes @ 27.0%(6) | 58 | 90 | (360) | (623) | (829) |
| PF Net Income | ($156) | ($141) | $1,076 | $1,775 | $2,241 |
| TRATON Shares (mm) | 500 | 500 | 500 | 500 | 500 |
| PF EPS | NA | ($0.28) | $2.15 | $3.55 | $4.48 |
| TRATON Standalone EPS | ($0.31) | $0.36 | $2.27 | $3.01 | $3.29 |
| % Accretion | – | NM | (5.1%) | 18.0% | 36.4% |
| % Accretion (Pre-Synergies) | – | NM | (8.5%) | 12.2% | 27.6% |
| PF Net Debt (Incl. Tax-Affected Pension and OPEB) | $2,924 | $10,032 | $8,686 | $7,025 | $4,828 |
| PF Net Leverage (Incl. Tax-Affected Pension and OPEB) | – | 6.0x | 2.6x | 1.6x | 1.0x |
| Standalone Net Leverage (Incl. Tax-Affected Pension and OPEB) | – | 2.0x | 1.1x | 0.9x | 0.8x |

Source: Company Filings, Navistar Management Projections, Wall Street Research, Capital IQ.
Note: Based on projected December 31st, 2020 balance sheet. Market data as of 7/29/20. EUR / USD exchange rate of 1.18.

(1) Assumes TRATON minimum cash balance of €2.0bn as of YE 2020.
(2) Based on 107.125% redemption price on Navistar 9.5% Notes due 2025 triggered by a TRATON acquisition and 3.313% make-whole value on Navistar 6.625% Notes due 2025 beginning 11/20/20.
(3) Assumes Navistar's low-run revenue synergy estimate of $951mm and Navistar's low run-rate cost synergy estimate of $265mm and low run-rate earnings on revenue of synergy estimate of $160mm, including cost to achieve synergies and phase-in period, per management estimates.
(4) Includes Financial Services EBIT of Navistar and TRATON.
(5) Assumes blended interest rate on Industrial Debt of 2.25% based on TRATON's senior secured notes raised in June 2020; assumes blended interest rate on Financial Services debt of 3.0%.
(6) Tax rate based on TRATON's company filing. Includes the impact of Navistar's assumed NOL balance of $300mm. Taxable EBIT reduced by $95mm per year based on the purchase price of Navistar equity multiplied by the tax-exempt rate of 1.89%.

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# Illustrative Pro Forma Acquisition Analysis (Navistar Management Forecast)

## Assumes $55/NAV Share Transaction with 65% Cash / 35% Stock Funding and $425mm of Synergies

*($ in millions)*

| Sources | |
|---|---|
| New TRATON Debt Raised | $4,912 |
| TRATON Equity Consideration (76mm New Shares) | 1,604 |
| Rolled NAV Pension and OPEB | 2,100 |
| NAV Existing Balance Sheet Cash | 1,400 |
| TRATON Existing Balance Sheet Cash[1] | 333 |
| **Total Sources** | **$10,349** |

| Uses | |
|---|---|
| Acquire 83% of NAV Equity @ $55/share | $4,583 |
| Refinance NAV Industrial Debt | 3,537 |
| Assumption of NAV Pension and OPEB | 2,100 |
| Breakage Costs on NAV Industrial Debt[2] | 79 |
| Transaction Fees and Expenses | 50 |
| **Total Uses** | **$10,349** |

### Income Statement Contribution

| | Standalone 2020E | PF2020E | 2021E | 2022E | 2023E |
|---|---|---|---|---|---|
| TRATON Industrial Revenue | $24,262 | $24,262 | $27,342 | $28,775 | $29,543 |
| NAV Manufacturing Revenue | – | 7,134 | 7,879 | 10,376 | 11,843 |
| **(+) Synergies[3]** | – | – | – | **51** | **161** |
| Total Industrial Revenue | $24,262 | $31,396 | $35,221 | $39,202 | $41,547 |
| % Growth | (8.3%) | 29.4% | 12.2% | 11.3% | 6.0% |
| TRATON Industrial EBITDA | 1,443 | 1,443 | 2,783 | 3,316 | 3,511 |
| NAV Manufacturing EBITDAPO | – | 227 | 535 | 880 | 1,239 |
| **(+) Synergies[3]** | – | – | **53** | **118** | **193** |
| PF Synergized Industrial EBITDA | $1,443 | $1,670 | $3,372 | $4,314 | $4,942 |
| % Margin | 5.9% | 5.3% | 9.6% | 11.0% | 11.9% |
| PF Consolidated Synergized EBIT[4] | $250 | $410 | $2,062 | $2,989 | $3,618 |
| % Margin | 1.0% | 1.3% | 5.9% | 7.6% | 8.7% |
| (-) Net Interest Expense From Industrial Debt[5] | (36) | (123) | (107) | (73) | (29) |
| (-) Net Interest Expense From Financial Services Debt[5] | (427) | (482) | (482) | (482) | (482) |
| (-)Taxes @ 27.0%[6] | 58 | 81 | (369) | (633) | (839) |
| PF Net Income | ($156) | ($114) | $1,103 | $1,802 | $2,268 |
| TRATON Shares (mm) | 500 | 576 | 576 | 576 | 576 |
| PF EPS | NA | ($0.20) | $1.92 | $3.13 | $3.94 |
| TRATON Standalone EPS | ($0.31) | $0.36 | $2.27 | $3.01 | $3.29 |
| % Accretion | – | NM | (15.6%) | 4.0% | 19.9% |
| % Accretion (Pre-Synergies) | – | NM | (18.5%) | (1.1%) | 12.3% |
| PF Net Debt (Incl. Tax-Affected Pension and OPEB) | $2,924 | $8,428 | $7,056 | $5,367 | $3,143 |
| PF Net Leverage (Incl. Tax-Affected Pension and OPEB) | – | 5.0x | 2.1x | 1.2x | 0.6x |
| Standalone Net Leverage (Incl. Tax-Affected Pension and OPEB) | – | 2.0x | 1.1x | 0.9x | 0.8x |

Source: Company Filings, Navistar Management Projections, Wall Street Research, Capital IQ.
Note: Based on projected December 31st, 2020 balance sheet. Market data as of 7/29/20. EUR / USD exchange rate of 1.18.

(1) Assumes TRATON minimum cash balance of €2.0bn as of YE 2020.
(2) Based on 107.125% redemption price on Navistar 9.5% Notes due 2025 triggered by a TRATON acquisition and 3.313% make-whole value on Navistar 6.625% Notes due 2025 beginning 11/20/20.
(3) Assumes Navistar's low-run revenue synergy estimate of $951mm and Navistar's low run-rate cost synergy estimate of $265mm and low run-rate earnings on revenue of synergy estimate of $160mm, including cost to achieve synergies and phase-in period, per management estimates.
(4) Includes Financial Services EBIT of Navistar and TRATON.
(5) Assumes blended interest rate on Industrial Debt of 2.25% based on TRATON's senior secured notes raised in June 2020; assumes blended interest rate on Financial Services debt of 3.0%.
(6) Tax rate based on TRATON's company filing. Includes the impact of Navistar's assumed NOL balance of $300mm. Taxable EBIT reduced by $95mm per year based on the purchase price of Navistar equity multiplied by the tax-exempt rate of 1.89%.

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# Illustrative Pro Forma Acquisition Analysis (Navistar Consensus Estimates)

## Assumes $55/NAV Share Transaction with 100% Cash Funding and $425mm of Synergies

*($ in millions)*

| Sources | |
|---|---|
| New TRATON Debt Raised | $6,516 |
| Rolled NAV Pension and OPEB | 2,100 |
| NAV Existing Balance Sheet Cash | 1,400 |
| TRATON Existing Balance Sheet Cash[1] | 333 |
| **Total Sources** | **$10,349** |

| Uses | |
|---|---|
| Acquire 83% of NAV Equity @ $55/share | $4,583 |
| Refinance NAV Industrial Debt | 3,537 |
| Assumption of NAV Pension and OPEB | 2,100 |
| Breakage Costs on NAV Industrial Debt[2] | 79 |
| Transaction Fees and Expenses | 50 |
| **Total Uses** | **$10,349** |

### Income Statement Contribution

| | Standalone 2020E | PF2020E | 2021E | 2022E | 2023E |
|---|---|---|---|---|---|
| TRATON Industrial Revenue | $24,262 | $24,262 | $27,342 | $28,775 | $29,543 |
| NAV Manufacturing Revenue | – | 7,404 | 8,421 | 9,493 | 10,835 |
| **(+) Synergies[3]** | – | – | – | **51** | **161** |
| Total Industrial Revenue | $24,262 | $31,666 | $35,762 | $38,319 | $40,539 |
| % Growth | (8.3%) | 30.5% | 12.9% | 7.1% | 5.8% |
| TRATON Industrial EBITDA | 1,443 | 1,443 | 2,783 | 3,316 | 3,511 |
| NAV Manufacturing EBITDAPO | – | 331 | 484 | 573 | 868 |
| **(+) Synergies[3]** | – | – | **53** | **118** | **193** |
| PF Synergized Industrial EBITDA | $1,443 | $1,773 | $3,320 | $4,007 | $4,572 |
| % Margin | 5.9% | 5.6% | 9.3% | 10.5% | 11.3% |
| PF Consolidated Synergized EBIT[4] | $250 | $540 | $2,052 | $2,733 | $3,301 |
| % Margin | 1.0% | 1.7% | 5.7% | 7.1% | 8.1% |
| (-) Net Interest Expense From Industrial Debt[5] | (36) | (159) | (144) | (112) | (74) |
| (-) Net Interest Expense From Financial Services Debt[5] | (427) | (482) | (482) | (482) | (482) |
| (-)Taxes @ 27.0%[6] | 58 | 55 | (357) | (553) | (741) |
| PF Net Income | ($156) | ($46) | $1,069 | $1,586 | $2,004 |
| TRATON Shares (mm) | 500 | 500 | 500 | 500 | 500 |
| PF EPS | NA | ($0.09) | $2.14 | $3.17 | $4.01 |
| TRATON Standalone EPS | ($0.31) | $0.36 | $2.27 | $3.01 | $3.29 |
| % Accretion | – | NM | (5.7%) | 5.5% | 22.0% |
| % Accretion (Pre-Synergies) | – | NM | (9.2%) | (0.4%) | 13.2% |
| PF Net Debt (Incl. Tax-Affected Pension and OPEB) | $2,924 | $10,032 | $8,684 | $7,223 | $5,276 |
| PF Net Leverage (Incl. Tax-Affected Pension and OPEB) | – | 5.7x | 2.6x | 1.8x | 1.2x |
| Standalone Net Leverage (Incl. Tax-Affected Pension and OPEB) | – | 2.0x | 1.1x | 0.9x | 0.8x |

Source: Company Filings, Wall Street Research, Capital IQ.
Note: Based on projected December 31st, 2020 balance sheet. Market data as of 7/29/20. EUR / USD exchange rate of 1.18.
(1) Assumes TRATON minimum cash balance of €2.0bn as of YE 2020.
(2) Based on 107.125% redemption price on Navistar 9.5% Notes due 2025 triggered by a TRATON acquisition and 3.313% make-whole value on Navistar 6.625% Notes due 2025 beginning 11/20/20.
(3) Assumes Navistar's low-run revenue synergy estimate of $951mm and Navistar's low run-rate cost synergy estimate of $265mm and low run-rate earnings on revenue of synergy estimate of $160mm, including cost to achieve synergies and phase-in period, per management estimates.
(4) Includes Financial Services EBIT of Navistar and TRATON.
(5) Assumes blended interest rate on Industrial Debt of 2.25% based on TRATON's senior secured notes raised in June 2020; assumes blended interest rate on Financial Services debt of 3.0%.
(6) Tax rate based on TRATON's company filing. Includes the impact of Navistar's assumed NOL balance of $300mm. Taxable EBIT reduced by $95mm per year based on the purchase price of Navistar equity multiplied by the tax-exempt rate of 1.89%.

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# Illustrative ROIC Analysis

## *Based on Navistar Management Forecast*

- Based on Navistar Net Operating Profit After Tax, divided by Acquisition Transaction Enterprise Value[1,2]
- Assumes synergies phase in per management estimates

**Annual Transaction ROIC**
*Based on $55 NAV Acq. Price*



No Synergies
$265mm Synergies(3)
$425mm Synergies(4)
3.6%
3.2%
6.9%
6.8%
6.0%
10.5%
10.2%
8.9%
11.8%
11.3%
9.6%
12.4%
11.8%
9.7%
2021E
2022E
2023E
2024E
2025E

**Year 3 ROIC (2023E)**

| Run-Rate Synergies ($mm) | NAV Acquisition Stock Price $50.00 | $55.00 | $60.00 |
|---|---|---|---|
| – | 9.4% | 8.9% | 8.4% |
| $265 (3) | 10.8% | 10.2% | 9.7% |
| $425 (4) | 11.1% | 10.5% | 9.9% |

**Year 5 ROIC (2025E)**

| Run-Rate Synergies ($mm) | NAV Acquisition Stock Price $50.00 | $55.00 | $60.00 |
|---|---|---|---|
| – | 10.2% | 9.7% | 9.2% |
| $265 (3) | 12.5% | 11.8% | 11.2% |
| $425 (4) | 13.2% | 12.4% | 11.8% |

Source: Company Filings, Navistar Management Projections, Wall Street Research, Capital IQ.
Note: Based on projected December 31st, 2020 balance sheet. Market data as of 7/29/20. EUR / USD exchange rate of 1.18.
(1) NOPAT is calculated before non-service pension expense. Assumes tax rate of 27% per management estimates.
(2) Transaction TEV includes net debt of $2,135mm, preferred stock of $2mm, minority interest of $2mm, investment in affiliates of $28mm as per 2020 Q2 filing; Post tax undefunded pension and OPEB of $1,659mm (assumes tax rate of 21%,pre-tax underfunded pension of $1,300mm and pre-tax underfunded OPEB of $800mm as of 04/30/20); PV of NOLs of $300mm.
(3) Assumes Navistar's low run-rate cost synergy estimate of $265mm, including cost to achieve synergies and phase-in period, per management estimates.
(4) Assumes Navistar's low run-rate cost synergy estimate of $265mm and low run-rate earnings on revenue synergy estimate of $160mm, including cost to achieve synergies and phase-in period, per management estimates. Analysis excludes captive finance synergies.

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